EXHIBIT 10.29
                            STOCK EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION

         THIS STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the ___ day of February, 1996, by and between WATSCO, INC., a Florida corporation ("Watsco"), and RHEEM MANUFACTURING COMPANY, a Delaware corporation ("Rheem").

                                 R E C I T A L S

         A. Rheem currently owns (i) 200 shares of stock of Comfort Supply, Inc., a Delaware corporation (the "Comfort Supply Stock"), (ii) 20 shares of stock of Gemaire Distributors, Inc., a Florida corporation (the "Gemaire Stock"), and (iii) 500 shares of stock of Heating & Cooling Supply, Inc., a California corporation (the "Heating & Cooling Stock" and together with the Comfort Supply Stock and the Gemaire Stock, collectively, the "Stock").

         B. Rheem desires to transfer, convey, assign, deliver and set over unto Watsco all of the Stock in exchange for that number of shares of common stock, $.50 par value per share, of Watsco, whose value equals Twenty-Three Million and No/100 Dollars ($23,000,000.00) (the "Watsco Stock"), as determined by the average of the closing sales price on the New York Stock Exchange for a share of common stock, $.50 par value per share, of Watsco for the ten (10) trading days preceding the Closing Date (as hereinafter defined).

         C. Watsco desires to issue, transfer, convey, assign, deliver and set over unto Rheem the Watsco Stock in exchange for the Stock.

         D. Upon the execution of this Agreement and the consummation of the transactions contemplated hereby, Watsco will own all of the issued and outstanding shares of common stock of Comfort Supply, Inc., Gemaire Distributors, Inc. and Heating & Cooling Supply, Inc.

                                A G R E E M E N T

         In consideration of the premises, the respective mutual agreements, covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be bound legally, hereby agree as follows:

         1. EXCHANGE OF STOCK.

            1.1 TRANSFER OF THE STOCK. At the Closing (as hereinafter defined), Rheem shall transfer, convey, assign and set over unto Watsco all of the Stock and deliver to Watsco certificates representing the Stock, together with appropriate stock powers, in form and substance satisfactory to Watsco and its legal counsel.


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            1.2 ISSUANCE OF THE WATSCO STOCK. At the Closing, Watsco shall instruct its transfer agent to issue, transfer, convey, assign and set over unto Rheem all of the Watsco Stock and deliver to Rheem certificates representing Watsco Stock, together with appropriate stock powers, if necessary, in form and substance satisfactory to Rheem and its legal counsel.

            1.3 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Watsco Stock shall be issued upon the exchange of certificates pursuant to this Section 1. In lieu of any such fractional securities: (i) Rheem shall be issued one additional share of Watsco Stock in the event that Rheem is entitled to receive, under the terms of this Agreement, a fractional share of Watsco Stock which is equal to or greater than 50/100 of one share and (ii) Rheem shall not be entitled to any further consideration, whether in the form of stock or cash, in the event Rheem is entitled to receive, under the terms of this Agreement, a fractional share of Watsco Stock which is less than 50/100 of one share.

         2. CLOSING.

            2.1 The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on February 29, 1996 (or, if the conditions set forth in Sections 7 and 8 hereof have not been satisfied or waived by such date, no later than three (3) business days after all such conditions have been satisfied or waived), at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, at 10:00 a.m., or at such other place and time as the parties hereto may agree. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date".

            2.2 DELIVERIES BY RHEEM. At or prior to the Closing, Rheem shall deliver (or cause to be delivered) to Watsco:

                (i) certificates representing all of the Stock, together with appropriate stock powers; and

                (ii) all other documents, instruments, agreements and all certificates and other evidence as Watsco or its counsel may reasonably request as to the satisfaction of the conditions to Watsco's obligations set forth herein.

            2.3 DELIVERIES BY WATSCO. At or prior to the Closing, Watsco shall deliver (or cause to be delivered) to Rheem:

                (i) certificates representing all of the Watsco Stock, together with appropriate stock powers, if necessary; and

                (ii) all other documents, instruments, agreements, certificates and other evidence as Rheem or its counsel may reasonably request as to the satisfaction of the conditions to Rheem's obligations set forth herein.

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         3. REPRESENTATIONS AND WARRANTIES OF RHEEM. In order to induce Watsco to enter into this Agreement, and to consummate the transactions contemplated hereby, Rheem hereby represents and warrants to Watsco as follows:

            3.1 STATUS OF RHEEM. Rheem is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Rheem has all necessary corporate power and authority to own, manage, lease and hold its properties and to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

            3.2 AUTHORITY; APPROVAL; ENFORCEABILITY. The execution, delivery and performance by Rheem of this Agreement, and of each and every agreement, document and instrument of conveyance contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement is, and when executed and delivered all such other agreements, documents and instruments contemplated by this Agreement will be, valid, binding and enforceable against Rheem in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws or principles of equity affecting the enforcement of creditors' rights. All persons who have executed this Agreement on behalf of Rheem and who will execute any other agreement, document or instrument contemplated by this Agreement on behalf of Rheem have been duly authorized to do so by all necessary corporate action.

            3.3 NO CONFLICT; NO CONSENTS REQUIRED. Neither the execution and delivery by Rheem of this Agreement nor the consummation by Rheem of the transactions contemplated hereby, nor compliance by Rheem with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the certificate of incorporation, bylaws or any other organizational document of Rheem; (ii) result in the creation of a lien, charge or encumbrance upon any of Rheem's assets; (iii) breach, conflict with, constitute a default (with or without the giving of notice or the lapse of time or both) with respect to, or result in the cancellation, termination or acceleration of the performance of any obligations or indebtedness under the terms and conditions of, any contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which Rheem is now a party or by which Rheem or its properties or assets may be bound or affected; (iv) violate any law or any rule or regulation of any administrative agency or governmental body, or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body to which Rheem or its assets are or may be subject; or (v) except for the Hart-Scott-Rodino filing and the consent of Rheem's lenders, require Rheem to obtain or make any waiver, consent, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any federal, state, local or other governmental authority. No approval, authorization, consent or other order or action of, or filing by Rheem with any court, administrative agency, governmental authority or any other person is required for the execution and delivery by Rheem of this Agreement or the consummation by Rheem of the transactions contemplated hereby.

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            3.4 TITLE TO STOCK. Rheem owns all right, title and interest in and to the Stock, free and clear of any security interests, charges, liens or other encumbrances of any kind whatsoever, and the Stock represents all of Rheem's right, title and interest in Comfort Supply, Inc., Gemaire Distributors, Inc. and Heating & Cooling Supply, Inc. At the Closing, Rheem will transfer, convey, assign and deliver, and Watsco will acquire, good, valid and marketable title to the Stock, free and clear of all security interests, charges, liens or other encumbrances of any kind whatsoever.

            3.5 SECURITIES MATTERS.

                3.5.1 Rheem is acquiring the Watsco Stock issuable in connection with the transactions contemplated hereby for its own account and not with a view to, or for sale in connection with, any "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any Watsco Stock in violation of the Securities Act.

                3.5.2 Rheem is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                3.5.3 Rheem understands that (i) the Watsco Stock issued in connection with the transactions contemplated hereby will be restricted securities within the meaning of Rule 144 of the Securities Act ("Rule 144");
(ii) such securities are not registered; (iii) such securities must be held indefinitely and that no transfer of such securities may be made by Rheem unless
(A) the sale of such securities has been registered under the Securities Act and any applicable state securities laws, or (B) an exemption from registration is available under applicable state securities laws and the Securities Act, including in accordance with the terms and conditions of Rule 144; and (iv) in any event, the exemption from registration under Rule 144 will not be available unless such securities have been beneficially owned for at least two years.

                3.5.4 Rheem understands that the certificates representing the Watsco Stock issued pursuant to this Agreement shall bear a legend substantially as follows:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold or transferred without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to Rheem) of counsel (satisfactory to Rheem) that registration is not required."

                3.5.5 Rheem (i) has received and reviewed (x) Watsco's Annual Report on Form 10-K for the year ended December 31, 1994, (y) Watsco's Quarterly Report on Form 10-Q for the nine (9) months ended September 30, 1995 and (z) the annual and other

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periodic reports, special reports and registration statements filed by Watsco with the Securities and Exchange Commission and/or any other securities exchange during the past two (2) years, and (ii) has been afforded, prior to execution of this Agreement, the opportunity to ask questions of, and receive answers from Watsco, and to obtain any additional information relating to the transactions contemplated hereby, to the extent Watsco possesses such information or could have acquired it without unreasonable effort or expense, and in general has had access to all information Rheem has deemed material to its decision to approve the transaction contemplated hereby.

            3.6 FAMILIARITY WITH WATSCO. Rheem is familiar with and knowledgeable with regard to the operations of Watsco and its assets, properties and businesses.

            3.7 ACCURACY OF INFORMATION. None of the representations or warranties by Rheem in this Agreement or in any statement or certificate furnished or to be furnished to Watsco pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statement contained therein not misleading or necessary in order to provide Watsco with complete and accurate information in respect of all of the properties, assets and affairs of Rheem.

         4. REPRESENTATIONS AND WARRANTIES OF WATSCO. In order to induce Rheem to enter into this Agreement, and to consummate the transactions contemplated hereby, Watsco hereby represents and warrants to Rheem as follows:

            4.1 STATUS OF WATSCO. Watsco is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Watsco has all requisite corporate power and authority to own, manage, lease and hold its properties and to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

            4.2 AUTHORITY. The execution, delivery and performance by Watsco of this Agreement, and of each and every agreement, document and instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement is, and when executed and delivered all such agreements, documents and instruments contemplated by this Agreement will be, valid, binding and enforceable against Watsco in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws or principles of equity affecting the enforcement of creditors' rights. All persons who have executed this Agreement on behalf of Watsco and who will execute any other agreement, document or instrument contemplated by this Agreement on behalf of Watsco have been duly authorized to do so by all necessary corporate action.

            4.3 NO CONFLICT. Neither the execution and delivery by Watsco of this Agreement nor the consummation by Watsco of the transactions contemplated hereby, nor

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compliance by Purchaser with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation, bylaws or any other organizational document of Watsco, (ii) result in the creation of a lien, charge or encumbrance upon any of Watsco's assets; (iii) breach, conflict with, constitute a default (with or without the giving of notice or the lapse of time or both) with respect to, or result in the cancellation, termination or acceleration of the performance of any obligations or indebtedness under the terms and conditions of, any contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which Watsco is now a party or by which Watsco or its properties or assets may be bound or affected; (iv) violate any law or any rule or regulation of any administrative agency or governmental body, or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body to which Watsco or its assets are or may be subject; or (v) except for the Hart-Scott-Rodino filing and any necessary filing with the New York Stock Exchange, require Watsco to obtain or make any waiver, consent, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any federal, state, local or other governmental authority. No approval, authorization, consent or other order or action of, or filing by Watsco with any court, administrative agency, governmental authority or any other person is required for the execution and delivery by Watsco of this Agreement or the consummation by Watsco of the transactions contemplated hereby.

            4.4 TITLE TO WATSCO STOCK. The Watsco Stock (i) has been duly authorized and validly issued, (ii) is fully paid and non-assessable and (iii) is free and clear of any security interests, charges, liens or encumbrances of any kind whatsoever. At the Closing, Watsco will transfer and convey, and Rheem will acquire, good, valid and marketable title to the Watsco Stock, free and clear of all security interests, charges, liens and other encumbrances of any kind whatsoever.

            4.5 SECURITIES MATTERS.

                4.5.1 Watsco is acquiring the Stock transferred in connection with the transactions contemplated hereby for its own account and not with a view to, or for sale in connection with, any "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any Stock in violation of the Securities Act.

                4.5.2 Watsco is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                4.5.3 Watsco understands that (i) the Stock issued in connection with the transactions contemplated hereby are not registered, and (ii) such securities must be held indefinitely and that no transfer of such securities may be made by Watsco unless (A) the sale of such securities has been registered under the Securities Act and any applicable state securities laws, or (B) an exemption from registration is available under the Securities Act and applicable state securities laws.

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                4.5.4 Watsco understands that the certificates representing the
Stock issued pursuant to this Agreement shall bear a legend substantially as follows:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold or transferred without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to Watsco) of counsel (satisfactory to Watsco) that registration is not required."

                4.5.5 Watsco has been afforded, prior to execution of this Agreement, the opportunity to ask questions of, and receive answers from Rheem and to obtain any additional information relating to the transactions contemplated hereby, to the extent Rheem possesses such information or could have acquired it without unreasonable effort or expense, and in general has had access to all information Watsco has deemed material to its decision to approve the transactions contemplated hereby.

            4.6 FAMILIARITY WITH COMPANIES. Watsco is actively involved in the operation of Comfort Supply, Inc., Gemaire Distributors, Inc. and Heating & Cooling Supply, Inc. and is intimately familiar with and knowledgeable with regard to the assets and businesses of Comfort Supply, Inc., Gemaire Distributors, Inc. and Heating & Cooling Supply, Inc.

            4.7 ACCURACY OF INFORMATION. None of the representations or warranties by Watsco in this Agreement or in any statement or certificate furnished or to be furnished to Rheem pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statement contained therein not misleading or necessary in order to provide Rheem with complete and accurate information in respect of all of the properties, assets and affairs of Watsco.

            4.8 TAX MATTERS.

                4.8.1 Heating & Cooling Supply, Inc. has no plan or intention to acquire or redeem the Series A Preferred Stock.

                4.8.2 Neither Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., nor Comfort Supply, Inc., has any plans or intentions to issue additional shares of its stock to the extent doing so would result in Watsco losing control of Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., or Comfort Supply, Inc., within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended.

                4.8.3 Watsco has no plan or intention to liquidate or merge Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., or Comfort Supply, Inc. into another corporation; to cause Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., or Comfort

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Supply, Inc., to sell or otherwise dispose of any of its assets, except for dispositions in the ordinary course of business; or to sell or otherwise dispose of any of the stock of Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., or Comfort Supply, Inc., except for transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended.

                4.8.4 It is the present plan and intention of Watsco either to
(i) continue the respective historic businesses of Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., and Comfort Supply, Inc., or (ii) use a significant portion of their respective historic business assets in a business.

         5. COVENANTS AND AGREEMENTS. Watsco and Rheem hereby covenant and agree as follows:

            5.1 TERMINATION OF EXISTING AGREEMENTS. Upon consummation of the Closing, each of the Subscription and Shareholders' Agreements between Watsco and Rheem in respect of Comfort Supply, Inc., Gemaire Distributors, Inc. and Heating & Cooling Supply, Inc., each of which is attached hereto as Exhibit "A" (collectively, the "Subscription and Shareholders' Agreements") , shall terminate and be of no further force and effect except as otherwise provided in Sections 5.2 and 5.3 of this Agreement.

            5.2 PUT AND CALL.

                5.2.1 Watsco and Rheem hereby agree that the "put" and "call" provisions contained in Section 3 of each of the Subscription and Shareholders' Agreements shall continue to be valid, binding and enforceable obligations of each of Watsco and Rheem and, except as provided below, no such "put" or "call" shall be exercisable prior to the tenth (10th) anniversary of the date of this Agreement, if not terminated sooner:

                      (a) Notwithstanding anything to the contrary contained in this Agreement, unless otherwise mutually agreed by Watsco and Rheem, Rheem shall have the right to exercise a "call" during the next succeeding Election Period (as defined in the Subscription and Shareholders Agreements) with respect to the corporation in question in the event of:

                          (i) The appointment of a trustee, receiver or other custodian for all or any substantial portion of the property of Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., Comfort Supply, Inc., and/or Watsco; or

                          (ii) A judicial finding that Gemaire Distributors, Inc., Heating & Cooling Supply, Inc.,

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                                Comfort Supply, Inc. and/or Watsco is insolvent
                                or bankrupt; or

                          (iii) An assignment by Gemaire Distributors, Inc.,
                                Heating & Cooling Supply, Inc., Comfort Supply, Inc. and/or Watsco for the benefit of creditors; or

                          (iv) An irreconcilable violation of any Distributor Agreement (Distributor Agreement is defined hereinafter in Section 5.10) with Rheem by Comfort Supply, Inc., Gemaire Distributors, Inc. and/or Heating & Cooling Supply, Inc.; or

                          (v) Watsco takes any of the following actions with respect to Comfort Supply, Inc., Gemaire Distributors, Inc., or Heating & Cooling Supply, Inc., without the express prior written consent of Rheem:

                                (I) Any change in the number of members of the Board of Directors of Comfort Supply, Inc., Gemaire Distributors, Inc., and/or Heating & Cooling Supply, Inc., from that existing on the date of this Agreement;

                                (II)  Any violation of Section 1.4 of the
                                      Subscription and Shareholders' Agreements, which sections shall continue to be valid, binding and enforceable obligations of each of Watsco and Rheem (except that in the case of Section 1.4 of the Subscription and Shareholders' Agreement for Heating & Cooling Supply, Inc., Watsco shall have the right to appoint the successor to O.M. Butler).

                                (III) The adoption, amendment or repeal of the
                                      Bylaws of Comfort Supply,

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                                      Inc., Gemaire Distributors, Inc., and/or
                                      Heating & Cooling Supply, Inc., in
                                      existence on the date of this Agreement;

                                (IV) The dissolution, liquidation or winding up of Comfort Supply, Inc., Gemaire Distributors, Inc., Heating & Cooling Supply, Inc. and/or Watsco;

                                (V)   Any amendment to the Articles of
                                      Incorporation of Comfort Supply, Inc.,
                                      Gemaire Distributors, Inc., and/or Heating
                                      & Cooling Supply, Inc.;

                                (VI) Any change in the business materially away from distributing heating, ventilating, air conditioning and cooling and refrigeration equipment, parts and supplies by Gemaire Distributors, Inc., Heating & Cooling Supply, Inc. and/or Comfort Supply, Inc.; or

                                (VII) Voluntary submission to receivership,
                                      bankruptcy or any similar status,
                                      insolvency, or partial or complete
                                      dissolution or liquidation or assignment for the benefit of creditors by Gemaire Distributors, Inc., Heating & Cooling Supply, Inc., and/or Comfort Supply, Inc.

                      (b) Notwithstanding anything to the contrary contained in this Agreement, unless otherwise mutually agreed by Watsco and Rheem, Rheem shall have the right to exercise the "call" with respect to Heating & Cooling Supply, Inc. during the next succeeding Election Period (as defined in the Subscription and Shareholders' Agreements) in the event that Watsco takes any of the following actions with respect to Heating & Cooling Supply, Inc. without the express prior written consent of Rheem:

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                          (i)   Any assignment, transfer, sale, lease or
                                disposition of the business or assets of Heating & Cooling Supply, Inc., whether now owned or hereafter acquired, other than in the ordinary course of business; or

                          (ii) Any sale, amalgamation, merger, reorganization, spin off, split up or consolidation, affiliation with, participation in ownership of or joint venture which is precluded under Section 5.2.1(a)(v)(VI); or

                          (iii) Any investment by Heating & Cooling Supply, Inc.
                                outside the ordinary course of business;

                          (iv) Voluntary submission to receivership, bankruptcy or any similar status, insolvency, or partial or complete dissolution or liquidation or assignment for the benefit of creditors by Heating & Cooling Supply, Inc.;

                          (v) Any liens, charges or encumbrances upon any of its assets or property whether now owned or hereafter acquired, other than as required under credit or loan agreements or with vendors other than in the ordinary course of business by Heating & Cooling Supply, Inc.; or

                          (vi) Any third party debt unrelated to working capital needs of Heating & Cooling Supply, Inc. and such debt shall reduce the purchase price under Section 3.3.1 (of the appropriate Subscription and Shareholders' Agreement) and which adjustment for the purchase price will be agreed upon prior to the incurrence of the debt.

                      Watsco and Rheem hereby agree that paragraphs (i), (iii),
                      (iv) and (v) only apply to Heating & Cooling Supply, Inc. until the satisfaction of and payment of, when appropriate:

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                          (x)   the preferred shares issued by Heating & Cooling
                                Supply Inc., plus accrued dividends thereon; and

                          (y) the Note owed by Heating & Cooling Supply, Inc. to Rheem plus any accrued interest thereon.

                      (c) Notwithstanding anything to the contrary contained in this Agreement, unless otherwise mutually agreed by Watsco and Rheem, Watsco shall have the right to exercise a "put" during the next succeeding Election Period (as defined in the Subscription and Shareholders' Agreements) in the event of:

                          (i) The appointment of a trustee, receiver or other custodian for all or any substantial portion of the property of Rheem; or

                          (ii) A judicial finding that Rheem is insolvent or bankrupt; or

                          (iii) An assignment by Rheem for the benefit of
                                creditors; or

                          (iv)  The dissolution or liquidation of Rheem; or

                          (v) Rheem impedes the long-term competitiveness of Comfort Supply, Inc., Gemaire Distributors, Inc., or Heating & Cooling Supply, Inc., in terms of quality, price, or delivery; or

                          (vi) The voluntary submission to receivership, bankruptcy or any similar status, insolvency or partial or complete dissolution or liquidation or assignment for the benefit of creditors by Rheem.

                      (d) In the event of an irreconcilable dispute over whether Rheem impedes the long-term competitiveness of Comfort Supply, Inc., Gemaire Distributors, Inc., or Heating & Cooling Supply, Inc., in terms of quality, price or delivery or where there is an irreconcilable violation of the Distribution Agreements, the parties agree to be bound to the dispute resolution procedures provided in Section
                      5.11.3 herein.

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                5.2.2 The "put" and "call" provided for in Section 3 of each of the Subscription and Shareholders' Agreements and this Section 5.2 shall terminate on the tenth (10th) anniversary of the date of this Agreement, if not terminated sooner.

                5.2.3 REFINANCING. Watsco and Rheem hereby agree that the "put" and "call" formulae shall be modified at such time as Watsco replaces any existing bank debt at the operating or subsidiary level with intercompany debt.

            5.3 INVENTORY PURCHASE. Watsco and Rheem hereby agree that Section
3.7 of the Subscription and Shareholders' Agreements for Heating & Cooling Supply, Inc. and Comfort Supply, Inc. shall continue to be valid, binding and enforceable obligations of each of Watsco and Rheem.

            5.4 FINANCIAL INFORMATION AND ASSURANCE.

                5.4.1 During the term of this Agreement, Watsco shall provide Rheem with a copy of (i) its annual financial statements, together with the auditor's report, upon completion thereof, but in no event later than March 30 and (ii) the annual and other periodic reports, special reports and registration statements to be filed by Watsco with the Securities and Exchange Commission and/or any other securities exchange at the same time that it files such reports and registration statements with the governmental authorities and/or securities exchanges, unless prohibited by law.

                5.4.2 Rheem shall notify Watsco at any time during the term of this Agreement that Rheem determines in good faith, or otherwise becomes aware that (a) it is financially incapable, of fulfilling its "put" and "call" obligations under Section 3 of each of the Subscription and Shareholders' Agreements and Section 5.2 of this Agreement or (b) an Event of Default as defined in the Credit Agreement to which it is a party has occurred and is continuing. Upon receipt of any such notice or if Rheem fails to provide Watsco with the information specified in the first sentence of this Section 5.4.2, Watsco shall have the right to terminate the "put" and "call" provisions contained in Section 3 of each of the Subscription and Shareholders' Agreements and Section 5.2 of this Agreement.

            5.5 WATSCO AND RHEEM OPTIONS.

                5.5.1 WATSCO OPTION. In the event that Watsco has the right to accelerate a "put" pursuant to Section 5.2 of this Agreement, Watsco may elect either to (i) exercise its right to accelerate such "put" or (ii) terminate the "put" and "call" provisions contained in Section 3 of each of the Subscription and Shareholders' Agreements and Section 5.1 of this Agreement.

                5.5.2 RHEEM OPTION. In the event that Rheem has the right to accelerate a "call" pursuant to Section 5.2 of this Agreement, Rheem may elect either to (i) exercise its right to accelerate such "call" or (ii) terminate the put and "call" provisions contained in Section 3 of each of the Subscription and Shareholders' Agreements and Section 5.1 of this Agreement.

            5.6 WATSCO BOARD OF DIRECTORS. Watsco agrees that, after the Closing Date and until such time as Rheem owns less than ten percent (10%) of the issued and outstanding shares of common stock of Watsco, the chief executive officer of Rheem shall be listed in Watsco's proxy as a nominee to Watsco's Board of Directors.

            5.7 ENSURE CONDITIONS MET; HART-SCOTT-RODINO FILINGS. Each of Watsco and Rheem shall use all reasonable efforts to cause the conditions to Watsco's and Rheem's obligations at Closing to be satisfied on or before the Closing Date, and specifically to use all reasonable efforts to (i) take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated by this Agreement and to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any private third party which is required to be obtained or made by such party in connection with the transactions contemplated by this Agreement (including, without limitation, the consent of Rheem's lenders). The parties hereto specifically agree to promptly prepare and file their respective Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), in accordance with applicable law, if such filings are required under applicable law with respect to this Agreement and the transactions contemplated hereby. Each party hereto shall furnish to the other party such information and assistance as such other party may reasonably request in connection with the preparation of any such HSR filings or submissions and provide the others with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

            5.8 WATSCO FILINGS. Watsco has heretofore delivered to Rheem copies of (i) Watsco's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 and December 31, 1993, (ii) Watsco's Quarterly Report on Form 10-Q for the nine (9) months ended September 30, 1995 and (iii) the annual and other periodic reports, special reports and registration statements filed by Watsco with the Securities and Exchange Commission and/or any other securities exchange during the past two (2) years. As of their respective dates, such reports complied in all material respects with all applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Watsco included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, as to unaudited statements, except for the absence of notes thereto), and present fairly in all material respects the financial position of Watsco as of the dates thereof and the results of Watsco's operations for the periods then ended (subject, in the case of unaudited interim financial statements, to year-end adjustments, all of which adjustments will consist of normal recurring accruals consistent with past practice).

            5.9 SUPPLEMENTARY ACTION. If at any time after the Closing Date, any further assignments or assurances in law or any other things are necessary or desirable to carry out the provisions of this Agreement, the officers and directors of Watsco and Rheem are hereby authorized and empowered, in the name of and on behalf of Watsco or Rheem, as the case may be, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to the Stock and/or the Watsco Stock in Watsco and Rheem, respectively, and otherwise to carry out the purposes and provisions of this Agreement.

            5.10 EXTENSION OF DISTRIBUTOR AGREEMENTS. Subject to Section 5.11.1 of this Agreement, each of the existing Rheem Manufacturing Distributor Agreements with Comfort Supply, Inc., Gemaire Distributors, Inc. and Heating & Cooling Supply, Inc., copies of which are attached hereto as Exhibit "B" (each a "Distributor Agreement" and collectively, the "Distributor Agreements") shall be extended for an initial term of ten (10) years which shall expire on the tenth
(10th) anniversary of the date of this Agreement. Thereafter, subject to Section
5.11.1 hereof, the Distributor Agreements shall be "evergreened" since they will be renewed automatically after the initial term for additional successive terms of one (1) year each.

            5.11 MODIFICATION OF DISTRIBUTOR AGREEMENTS. Upon the termination of the "put" and "call" obligations contained in Section 3 of each of the Subscription and Shareholders' Agreements and Section 5.2 of this Agreement, Watsco and Rheem hereby agree to modify, in writing, the Distributor Agreements, as follows:

                 5.11.1 Watsco and Rheem hereby agree that the Distributor Agreements shall terminate in the event that Rheem impedes the long-term competitiveness of Comfort Supply, Inc., Gemaire Distributors, Inc. or Heating & Cooling Supply, Inc., in terms of quality, price or delivery.

                 5.11.2 Watsco and Rheem hereby agree that the Distributor Agreements shall provide that "specific performance" shall be an available and permitted remedy in the event of any irreconcilable violation of the Distributor Agreements.

                 5.11.3 Watsco and Rheem hereby agree that the Distributor Agreements shall provide that the following dispute resolution procedures shall govern, in the order of priority set forth below, in the event there is an irreconcilable dispute between Watsco and Rheem with respect to any of the Distributor Agreements:

                 (a) The chief executive officers of Watsco and Rheem shall attempt, in good faith, to resolve the dispute during the ten (10) day period following the date on which such dispute becomes irreconcilable.

                 (b) In the event that the chief executive officers of Watsco and Rheem are unable to resolve the dispute within such ten (10) day period, the dispute shall be submitted to an independent third party mediator to be agreed upon by the chief executive officers of Watsco and Rheem (or the managing partner of the Washington, D.C. offices of Price Waterhouse or another "big six" accounting firm that is not used by or associated with either Rheem or Watsco in the event that the chief executive officers of Watsco and Rheem are unable to agree upon an independent third party mediator).

                 (c) In the event that Watsco or Rheem fails to implement the decision made by the mediator in respect of the dispute within ten (10) days of such decision, the other party shall have the right to a confession of judgment to implement the decision of the mediator. Each of Watsco and Rheem hereby agree to take any and all actions, and to cooperate with the other in any reasonably requested manner, necessary to obtain any such confession of judgment.

            5.12 TAX TREATMENT. Each of Watsco and Rheem intends for the transaction contemplated by this Agreement to qualify as a tax-free reorganization for federal income tax purposes and agrees to retain their own independent legal counsel to advise them on the tax consequences of the transaction contemplated by this Agreement. Each of Watsco and Rheem further agrees to cooperate with the other to ensure, to the maximum extent possible, that the transaction contemplated by this Agreement will qualify as a tax-free reorganization for federal income tax purposes.

            5.13 REGISTRATION RIGHTS. Rheem shall be entitled to registration rights with respect to the Watsco Stock on the first to occur of (i) the second
(2nd) anniversary of the Closing Date or (ii) an event described in Section 5.5 has occurred.

         6. INDEMNIFICATION BY WATSCO.

            6.1 INDEMNIFICATION BY WATSCO. Watsco agrees to indemnify and hold Rheem harmless from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, assessments, losses, taxes, penalties, interest, costs and expenses, including without limitation, reasonable fees and disbursements of trial and appellate counsel arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Watsco contained in this Agreement.

            6.2 INDEMNIFICATION BY RHEEM. Rheem agrees to indemnify and hold Watsco harmless from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, assessments, losses, taxes, penalties, interest, costs and expenses, including without limitation, reasonable fees and disbursements of trial and appellate counsel arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Rheem contained in this Agreement.

            6.3 CLAIMS FOR INDEMNIFICATION. A claim for indemnification pursuant to Section 6.1 or Section 6.2 of this Agreement may be made by any indemnified party at any time by the giving of written notice thereof to the indemnifying party. The notice shall set forth in reasonable detail the basis upon which the claim for indemnification is made.

            6.4 DEFENSE OF CLAIMS. If any person or entity not a party to this Agreement shall make any demand or claim, or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to any indemnified party or that may cause liability to any indemnified party as the result of, arising from, in connection with or incident to any breach or violation of any representations, warranties, covenants, or agreements contained in this Agreement, then in that event, after notice by the indemnified party to the indemnifying party of the demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel to defend any demand, claim or lawsuit. Thereafter, the indemnified party shall be permitted to participate in any defense at its own expense. If the indemnifying party shall fail to respond within ten (10) days after receipt of the written notice of any demand, claim or lawsuit, the indemnified party shall retain counsel and conduct the defenses of the demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of the indemnifying party. The indemnities from the indemnifying party to the indemnified party shall include any liability, damage or losses the indemnified party may suffer as the result of the demand, claim or lawsuit.

         7. CONDITIONS TO RHEEM'S OBLIGATION TO CLOSE. Rheem's obligation to consummate the transactions contemplated by this Agreement shall be subject to each of the following:

            7.1 The expiration or termination, at or prior to the Closing, of the applicable Hart-Scott-Rodino waiting period.

            7.2 The receipt of the consents of the Lenders.

            7.3 The recapitalization of Heating & Cooling Supply, Inc., pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, such that after the recapitalization, the authorized capital stock of Heating & Cooling Supply, Inc. shall be (i) 10,000 shares of Common Stock which shall be entitled to vote on a one vote per share basis, 5,000 shares of which shall be issued to Watsco and 5,000 shares of which shall be issued to Rheem and (ii) 2,000 shares of Series A Preferred Stock which shall be entitled to vote on a one vote per share basis, all of which shall be issued to Rheem.

            7.4 Heating & Cooling Supply, Inc., shall have permanently amended its charter and the Certificate of Determination of Preferences, Series A to reflect that each share of Series A Preferred Stock shall be entitled to vote on a one vote per share basis.

         8. CONDITIONS TO WATSCO'S OBLIGATION TO CLOSE. Watsco's obligation to consummate the transactions contemplated by this Agreement shall be subject to the expiration or termination, at or prior to Closing, of the applicable Hart-Scott-Rodino waiting period.

         9. MISCELLANEOUS.

            9.1 GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto agree that any action brought by Rheem in connection with the transactions contemplated herein shall be brought in the Federal and Florida state courts located in Dade County, Florida. The parties hereto agree that any action brought by Watsco in connection with the transactions contemplated herein shall be brought in the Federal and New York state courts located in New York County, New York. Each of the parties hereto expressly consents to the jurisdiction of the foregoing courts and waives any objection that such courts constitute an inconvenient forum.

            9.2 NO ASSIGNMENT. Except as set forth herein, no party hereto shall assign its rights, or delegate its obligations, under this Agreement unless and until any such assignment or delegation shall first be consented to in a written instrument executed by the other parties hereto.

            9.3 NOTICES. Any notices, requests, demands and other communications required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by registered or certified mail, postage prepaid, return receipt requested, or by delivery to Federal Express priority service or another reputable overnight courier service, addressed as follows:

                If to Watsco:              Watsco, Inc.
                                           2665 South Bayshore Drive, Suite 901
                                           Coconut Grove, Florida  33133
                                           Attention: Ronald Newman

                with a copy to:            Greenberg, Traurig, Hoffman, Lipoff &
                                           Quentel, P.A.
                                           1221 Brickell Avenue
                                           Miami, Florida 33131
                                           Attention: Martin Kalb, Esq.

                If to Rheem:               Rheem Manufacturing Company
                                           405 Lexington Avenue, 22nd Floor
                                           New York, New York 10174-0307
                                           Attention: Gary L. Tapella

                with a copy to:            Rheem Manufacturing Company
                                           405 Lexington Avenue, 22nd Floor
                                           New York, New York  10174-0307
                                           Attention:  Vincent J. Debo, Esq.

or to such other addresses as the parties hereto from time to time may give written notice of, in accordance with this section, to the other parties.

            9.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

            9.5 AMENDMENT. This Agreement may not be amended or modified in any way except by a written instrument executed by the parties hereto.

            9.6 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns.

            9.7 NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

            9.8 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective heirs, personal representatives, legal representatives and assigns, any rights or remedies under or by reason of this Agreement.

            9.9 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid section or sections, or subsection or subsections had not been inserted.

            9.10 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and words shall include the plural and vice versa.

            9.11 SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

            9.12 ATTORNEYS' FEES. If either party shall retain or engage an attorney or attorneys to collect or enforce or protect its interest with respect to this Agreement, the prevailing party shall be entitled to receive from the other party payment of all costs and expenses of collection, enforcement, or protection, including reasonable attorneys' fees, whether or not suit is brought and through all appeals.

            9.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts and all such counter parts shall collectively constitute an original Agreement, which may be evidenced by any one counterpart.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                    WATSCO, INC., a Florida corporation


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    RHEEM MANUFACTURING
                                    COMPANY, a Delaware corporation

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   EXHIBIT "A"

                    SUBSCRIPTION AND SHAREHOLDERS' AGREEMENTS

                                   EXHIBIT "B"

               RHEEM MANUFACTURING COMPANY DISTRIBUTOR AGREEMENTS



                                       B-1